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                                                                     EXHIBIT 3.2

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              AUGMENT SYSTEMS, INC.

                            Under Section 245 of the

                        DELAWARE GENERAL CORPORATION LAW






         The undersigned, Augment Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

                  FIRST: The name of the Corporation is Augment Systems, Inc.

                  SECOND: The Certificate of Incorporation of the Corporation under its original name "Lextel, Inc." was filed with the Secretary of the State of Delaware on May 2, 1990.

                  THIRD: Certificates of Amendment, changing the Corporation's name to Augment Systems Incorporated and to Augment Systems, Inc., were filed with the Secretary of the State of Delaware on June 21, 1990 and on October 30, 1996, respectively.

                  FOURTH: This Restated Certificate of Incorporation was duly adopted by the Corporation's Board of Directors in accordance with
         Section 245 of the General Corporation Law of the State of Delaware.

                  FIFTH: The text of the Certificate of Incorporation, as amended and corrected, of the Corporation is hereby restated to integrate all amendments, corrections and supplements heretofore adopted and shall read as set forth in full in Exhibit A annexed hereto.

         IN WITNESS WHEREOF, said Augment Systems, Inc. has caused its corporate seal to be hereunto affixed and to be signed by its President who does hereby acknowledge that the

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foregoing is the free act and deed of the Corporation and that the facts stated
therein are true, as of this _____ day of __________, 1997.

                                         AUGMENT SYSTEMS, INC.


                                         By:________________________________
[SEAL]                                            Lorrin G. Gale, President


------------------------------------
Duane A. Mayo, Secretary



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                                    EXHIBIT A



                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              Augment Systems, Inc.

         FIRST:  The name of the Corporation is Augment Systems, Inc.

         SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

                  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of all classes of shares of stock which the corporation shall have authority to issue is thirty-two million (32,000,000) shares, consisting of thirty million (30,000,000) shares of Common Stock with a par value of One Cent ($.01) per share, and two million (2,000,000) shares of Preferred Stock with a par value of One Cent ($.01) per share, amounting in the aggregate to Three Hundred Twenty Thousand Dollars ($320,000.00).

                  The Board of Directors of the Corporation is hereby expressly vested with the power to issue one or more series of the Preferred Stock of the Corporation from time to time and by resolution to designate the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of any class of stock or any series of such class of stock of the Corporation.


         FIFTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided:

                  (a) Election of directors need not be by written ballot.

                  (b) The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.


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         SIXTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on , the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         SEVENTH: Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         EIGHTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

                  Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.


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                  The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

                  The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

         NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and the Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.